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                                                                     EXHIBIT 3.2

                                     BYLAWS*
                                       OF
                        TELEPHONE AND DATA SYSTEMS, INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

               SECTION 1.1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on the first Wednesday of May of each year, or on such other date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a meeting of stockholders to be called as soon thereafter as is convenient.

               SECTION 1.2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, by the Chairman or President and shall be called by the President or the Secretary at the request in writing, stating the purpose or purposes thereof, of holders of at least fifty percent of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of Illinois.

               SECTION 1.3. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of every meeting of stockholders, stating the place, date, time and purposes thereof, shall, except when otherwise required by the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time (the "Restated Certificate of Incorporation"), or the laws of the State of Delaware, be given at least 10 but not more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat, in the manner set forth in Section 9.1 of these Bylaws, by


--------
*As amended November 3, 1999
 or at the direction of the President or the Secretary or the persons calling such meeting. Any meeting at which a quorum of stockholders is present, in person or by proxy, may be adjourned from time to time without notice, other than by announcement at such meeting, until its business shall be completed. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.

               SECTION 1.4. QUORUM. Except as otherwise provided by the laws of the State of Delaware or the Restated Certificate of Incorporation, a majority of the voting power of shares of capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, the chairman of such meeting shall, if approved by the affirmative vote of a majority of the voting power of shares of capital stock of the Corporation so represented, adjourn such meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

               SECTION 1.5. VOTING.

               (a) Unless otherwise provided by law, the stockholders entitled to vote at any meeting of stockholders and the number of votes to which such stockholders are entitled shall be determined as provided in the Restated Certificate of Incorporation. Unless otherwise provided by law or in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Restated Certificate of Incorporation or these By-laws, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

               (b) Where a separate vote by a class or group is required by the laws of the State of Delaware, the Restated Certificate of Incorporation or by these Bylaws, a majority of the voting power of the outstanding shares of each such class or group present in person or represented by proxy, shall constitute a


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quorum entitled to take action with respect to the vote on that matter and the affirmative vote of a majority of the voting power of the outstanding shares of each class or group present in person or represented by proxy at the meeting shall be the act of each such class or group.

               SECTION 1.6. PROXIES.

               (a) At every meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless such proxy provides for a longer period.

               (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; PROVIDED, HOWEVER, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The inspector or inspectors appointed pursuant to Section 1.10 of these Bylaws shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; PROVIDED, HOWEVER, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

               SECTION 1.7. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

               (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more


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than 60 nor less than 10 days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which such resolution shall be adopted. If no such record date shall have been fixed by the Board of Directors, such record date shall be, if no prior action by the Board of Directors shall be required by the laws of the State of Delaware, the first date on which a signed written consent setting forth the action taken or proposed to be taken shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no such record date shall have been fixed by the Board of Directors and prior action by the Board of Directors shall be required by the laws of the State of Delaware, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution taking such prior action.

               (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

               SECTION 1.8. STOCKHOLDER LIST. The Secretary or any other officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the


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address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such stock ledger shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, such list or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

               SECTION 1.9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

               Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

               A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

               Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

               SECTION 1.10. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

               (a) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors


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(individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

               (b) The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

               (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

               (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information provided in accordance with the second paragraph of Section 1.6 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.10, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.


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               SECTION 1.11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any
action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than 90% of the voting power of the shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) who shall sign such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing. All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in the manner required by this Section 1.11 to the Corporation, written consents signed by a sufficient number of persons to authorize or take such action shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary as aforesaid. All such written consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the stockholders at any annual or special meeting thereof.

               SECTION 1.12. INTRODUCTION OF BUSINESS AT A MEETING OF STOCKHOLDERS. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (a) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by the Corporation, or (b) in the case of an annual meeting, properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the Corporation's proxy statement to stockholders in connection with the most recent preceding annual meeting of stockholders, except


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that if the date of the current year's annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a stockholder proposal shall be received by the Corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year's annual meeting; PROVIDED, HOWEVER, that, notwithstanding the foregoing, for purposes of the annual meeting of stockholders to be held in 1998, a stockholder's notice shall be timely if received by the Corporation not later than the close of business on the tenth day following the effective date of these Restated Bylaws.

               A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice and (d) any material interest of the stockholder in such proposal.

               Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 1.12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

               SECTION 1.13. NOMINATION OF DIRECTORS. Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the Corporation's proxy statement to stockholders in connection with the preceding year's annual meeting of stockholders, except that if the date of the current year's


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annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a nomination shall be received by the Corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year's annual meeting.

               A stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee on the date of such stockholder's notice.

               No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

               This Section 1.13 shall not apply to the election of a director to a directorship which may be filled by the Board of Directors under the Delaware General Corporation Law.


                                   ARTICLE II

                                    DIRECTORS

               SECTION 2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               SECTION 2.2. STAGGERED BOARD. The Board of Directors shall consist of twelve members, to be divided into three classes


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and the number of directors of each class shall be as equal as possible. The term of office of the second class shall expire at the annual meeting of the stockholders in 1998; the third class shall expire at the annual meeting of the stockholders in 1999 and the first class shall expire at the annual meeting of the stockholders in 2000. At each annual election, commencing at the next annual meeting of stockholders, the successors to the class of directors whose term expires in that year shall be elected to hold office for the term of three years to succeed those whose term expires so that the term of office of one class of directors shall expire in each year. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification.

               SECTION 2.3. RESIGNATION OR REMOVAL. Any director may resign by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Directors may be removed from office, either with or without cause, only as provided in the Restated Certificate of Incorporation or the laws of the State of Delaware.

               SECTION 2.4. VACANCIES.

               (a) Except as otherwise required by the Restated Certificate of Incorporation or the laws of the State of Delaware or these Bylaws, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors provided in Section 2.2 of these Bylaws, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders.

               (b) Except as otherwise required by the Restated Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the remainder of the unexpired term of such office.

               SECTION 2.5. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.

               SECTION 2.6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual


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

meeting of stockholders, or at such other time and place as may be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chairman, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. If the stockholders shall elect the directors by written consent of stockholders as permitted by Section 1.11 of these Bylaws, a special meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chairman.

               SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or by a majority of the directors then in office. Notice of each special meeting shall be mailed by the Secretary to each director at least three days before such meeting, or be given by the Secretary personally or by telegraph or telecopy or by electronic mail at least four hours before such meeting, in the manner set forth in Section 9.1 of these Bylaws. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the laws of the State of Delaware, state the purpose of such meeting.

               SECTION 2.8. QUORUM AND VOTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws. A majority of the directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn such meeting to any other date, time or place upon notice to all directors pursuant to Section 2.7.

               SECTION 2.9. TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.9 shall constitute presence in person at such meeting.

               SECTION 2.10. COMPENSATION. Unless otherwise restricted by the laws of the State of Delaware or the Restated Certificate of


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Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

               SECTION 2.11. PRESUMPTION OF ASSENT. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               SECTION 2.12. ACTION WITHOUT MEETING. Unless otherwise restricted by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

               SECTION 2.13. PRESIDING OFFICER. The presiding officer at any meeting of the Board of Directors shall be the Chairman or, in his or her absence, the President, or in his or her absence, any other director elected chairman by vote of a majority of the directors present at such meeting.

               SECTION 2.14. EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; PROVIDED, HOWEVER, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to (a) approving or adopting, or recommending to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval or (b) adopting, amending or repealing these Bylaws.

               SECTION 2.15. OTHER COMMITTEES. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution. The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

               SECTION 2.16. ALTERNATES. The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members, including alternates, of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.

               SECTION 2.17. QUORUM AND MANNER OF ACTING OF COMMITTEES. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

               SECTION 2.18. COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC. The chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.

               Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

               Each committee shall fix its own rules of procedure not inconsistent with these Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

               SECTION 2.19. RELIANCE UPON RECORDS. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

               SECTION 2.20. INTERESTED DIRECTORS. The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.


                                   ARTICLE III

                                    OFFICERS

               SECTION 3.1. NUMBER AND DESIGNATION. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a General Counsel, a Secretary, a Treasurer and a Controller, and such Assistant Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Restated Certificate of Incorporation or these Bylaws provide otherwise.

               SECTION 3.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after the election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.

               SECTION 3.3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent may resign at any time by giving written notice to the Board of Directors, to the Chairman or to the Secretary. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

               SECTION 3.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

               SECTION 3.5. CHAIRMAN. The Chairman shall be the principal officer of the Corporation. The Chairman may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or a committee thereof or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, and in general he or she shall perform all duties incident to the office of Chairman and such other duties as from time to time may be prescribed by the Board of Directors or a committee thereof. When present, he or she shall preside at all meetings of the stockholders and of the Board of Directors.

               SECTION 3.6. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman or in the event of his or her inability or refusal to act as Chairman, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of, and be subject to all the restrictions placed upon the Chairman. He or she may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or a committee thereof or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, and in general he or she shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Chairman, the Board of Directors or a committee thereof.

               SECTION 3.7. THE VICE PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Chairman, or in the event of his or her inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice President determined or elected by the Board of Directors at the time) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles. In addition, any Vice President shall perform such duties as from time to time may be assigned to him or her by the Chairman, the President or the Board of Directors.

               SECTION 3.8. GENERAL COUNSEL. The General Counsel shall be the principal legal officer of the Corporation and shall be responsible for and have charge of all legal matters affecting the Corporation, its subsidiaries, and those affiliated entities which it controls. The General Counsel shall perform or supervise the performance of all duties incident to such legal matters, together with such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors. The duties and powers of the General Counsel shall extend to all subsidiaries of the Corporation and, insofar as the Chairman or President may deem appropriate and practicable, to all affiliated entities.

               SECTION 3.9. THE SECRETARY. The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all Certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman, the President or the Board of Directors.

               SECTION 3.10. THE TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these Bylaws, disburse the funds of the Corporation as ordered by the Board of Directors, the Chairman or the President or as otherwise required in the conduct of the business of the Corporation and render to the Chairman, President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman, President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

               SECTION 3.11. CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. The duties of the Controller shall be to maintain adequate records of all assets, liabilities and transactions of the Corporation; to see that adequate audits are currently and regularly performed; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy. The Controller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the Corporation. The Controller shall perform all duties as from time to time may be assigned to him or her by the chief financial officer or the Board of Directors. The duties and powers of the Controller shall extend to all subsidiaries of the Corporation and, insofar as the chief financial officer may deem appropriate and practicable, to all affiliated entities.

               SECTION 3.12. ASSISTANT TREASURERS AND SECRETARIES. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the

Chairman, the President, the Secretary, the Treasurer or the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties.

               SECTION 3.13. SALARIES. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such committee or officer as it shall designate for such purpose. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

               SECTION 4.1. CONTRACTS. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

               SECTION 4.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.

               SECTION 4.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chairman, the President or the Treasurer.

               SECTION 4.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chairman, the President or the Treasurer; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                    ARTICLE V

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

               SECTION 5.1. CERTIFICATES OF STOCK. Shares of capital stock of the Corporation shall be represented by Certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such Certificates shall indicate the holder's name and the number of shares evidenced thereby and shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. If any stock Certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock Certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock Certificate shall have been delivered by the Corporation, such stock Certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

               SECTION 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock Certificate or Certificates for shares of capital stock of the Corporation be issued in place of any stock Certificate or Certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock Certificate or Certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock Certificate or Certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock Certificate or Certificates claimed to have been lost, stolen or destroyed.

               SECTION 5.3. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock Certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock Certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock Certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock

Certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock Certificate or Certificates for such shares to the person entitled thereto, cancel the old stock Certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock Certificate or Certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

               SECTION 5.4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                   ARTICLE VI

                               GENERAL PROVISIONS

               SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall be the same as the calendar year.

               SECTION 6.2. SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.


                                   ARTICLE VII

                                     OFFICES

               SECTION 7.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent is Corporation Trust Company.

               SECTION 7.2. OTHER OFFICES. The Corporation may have offices at such other places, both within or without the State of

Delaware, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                  ARTICLE VIII

                                 INDEMNIFICATION

               SECTION 8.1. GENERAL.

               (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

               (d) Any indemnification under paragraphs (a) and (b) of this
Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 8.1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

               (e) Subject to compliance with the other terms and conditions of this Section 8.1, expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section 8.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon compliance with the terms and conditions set forth in this Section 8.1 or such other terms and conditions as the Board of Directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

               (g) For purposes of this Article VIII, any reference to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (h) For purposes of this Article VIII, any reference to "other enterprise" shall include employee benefit plans; any reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

               (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               (j) Notwithstanding any other provisions of this Section 8.1, the Corporation shall not make any payments pursuant to this Section 8.1 unless the Corporation shall have first received adequate documentation demonstrating that such amounts for which payment is requested were actually and reasonably incurred for the purposes permitted to be reimbursed pursuant to this Section
8.1. Such documentation may include time records, fee and disbursement records (including hourly rates), description of the work performed, periodic litigation status reports, the legal basis for the indemnification claim, and other information reasonably requested by the Corporation. If a written claim has been made for payment or reimbursement of expenses, the Corporation may require periodic status reports from the claimant or the counsel handling the defense of such proceeding as to the status of such proceeding, the matters presented in the proceeding for which indemnification is sought, the names of any expert witnesses to be retained, the projected costs for such proceeding and any other information which is customary to obtain in order to determine whether such expenses were actually and reasonably incurred for the purposes permitted to be reimbursed pursuant to this Section 8.1. In the event that the party requesting indemnification or advancement of expenses has incurred costs in multiple proceedings, or shared legal counsel with other claimants, or circumstances exist where some costs are permitted or required to be reimbursed and some are not, the party submitting the request for payment shall allocate such costs and explain in sufficient detail a reasonable basis for the allocation of costs. If the party requesting payment fails to make an allocation when necessary, or to provide an adequate explanation for any such allocation, the Corporation shall determine a reasonable basis for allocation based on the written information furnished to it. If any information relating to the allocation of expenses or any other matter is not properly supplied, the Corporation shall not be required to make payment until such information is fully supplied. If a claim under this Section 8.1 is not paid in full by the Corporation within ninety days after a written claim meeting the requirements of this Section 8.1 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, plus any interest required by law to be paid. Such suit may only be filed in the Circuit Court of Cook County, Illinois, the federal district court for the Northern District of Illinois, the Superior Court of Delaware, New Castle County, or the federal district court for Delaware. It shall be a defense to any such action that the claimant has not met the requirements of this
Section 8.1, including the provisions of this paragraph (j), or the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to pay the claimant for the amount claimed.

               (k) Notwithstanding any other provisions of this Section 8.1, nothing herein shall require the Corporation to make an advance of expenses at any time. In the event that any written claim for advancement of expenses is submitted to the Corporation, this Section 8.1 shall apply to such written claim for advancement of expenses except to the extent expressly required by the General Corporation Law of the State of Delaware or applicable law. Any undertaking shall comply with the requirements of paragraph (l) of this Section 8.1.

               (l) If any undertaking is permitted to be delivered by a person pursuant to this Section 8.1 or the General Corporation Law of the State of Delaware, the Corporation shall prescribe the form of undertaking. The Corporation shall be a party to the instrument evidencing the undertaking. In the event that there is doubt as to the collectibility of any amounts to be advanced to a claimant which may be required to be repaid, or for other good and sufficient reason, the Corporation may require adequate security for the undertaking.

               (m) Except to the extent expressly required by the General Corporation law of the State of Delaware or applicable law or except as otherwise approved by the Board of Directors, the Corporation does not intend to provide indemnification or


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

advancement of expenses to any person who (i) has not acted in good faith or has acted in a manner opposed to the best interests of the Corporation; (ii) has initiated any action, suit or proceeding against the Corporation which was not authorized by the Board of Directors of the Corporation; (iii) has breached any agreement with the Corporation in any material respect; (iv) has tortiously induced any director, officer, employee, agent, customer or supplier of the Corporation or other person or entity to breach his, her or its contractual obligations to the Corporation; (v) has tortiously interfered with the Corporation's customers or business relationships; (vi) has committed, threatened or conspired to commit any acts of dishonesty, embezzlement, misappropriation of funds, theft of trade secrets, fraud, breach of fiduciary duty or other crime or tort against the Corporation; or (vii) has engaged in any other unlawful or tortious conduct against the Corporation or its interests. To the extent permitted by the General Corporation Law of the State of Delaware and applicable law, these rules of interpretation shall be applied in construing all provisions of this Section 8.1.

               (n) Notwithstanding anything to the contrary in this Section 8.1, the Corporation may provide indemnification to a person consistent with the requirements of Section 145(a) and Section 145(b) of the General Corporation Law of the State of Delaware and this Section 8.1, and the Corporation shall provide indemnification to the extent required by Section 145(c) of the General Corporation Law of the State of Delaware. The provisions of this Section 8.1 are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions, to the extent so enforceable, shall nevertheless be binding and enforceable.

               SECTION 8.2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.


                                   ARTICLE IX

                                     NOTICES

               SECTION 9.1. MANNER OF NOTICE. Except as otherwise provided by law, whenever under the provisions of the laws of the


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

State of Delaware, the Restated Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier or by electronic mail via the Internet or similar system, to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of Delaware or these Bylaws.

               Whenever notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws to any stockholder to whom (a) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or
(b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

               SECTION 9.2. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice unless so required by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws.


                                    ARTICLE X

                                    DIVIDENDS

               The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Restated Certificate of Incorporation.


                                   ARTICLE XI

                                   AMENDMENTS

               Except to the extent otherwise provided in the Restated Certificate of Incorporation or these Bylaws, these Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws may be adopted (a) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote for matters other than the election of directors or (b) by the affirmative vote of not less than a majority of the entire Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; PROVIDED, HOWEVER, that the right to call a special meeting by holders of at least fifty percent of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at a special meeting, as provided in Section
1.2 of these Bylaws, shall not be altered, amended or repealed with respect to any group of shareholders entitled to call a special meeting, without the approval by the affirmative vote of the holders of not less than a majority of the voting power of the shares of capital stock which are held by such shareholders and which are entitled to vote in such group at such special meeting.


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